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                                                                   EXHIBIT 10.29


                           CASH COLLATERAL AGREEMENT

     CASH COLLATERAL AGREEMENT, dated as of July 9, 1996, between VDK HOLDINGS, INC., a Delaware corporation ("Holdings"), and The Chase Manhattan Bank, N.A., as agent (in such capacity, the "Agent") for the Lenders parties to the Senior Convertible Loan Credit and Guarantee Agreement, dated as of July 9, 1996 (as amended, supplemented or otherwise modified from time to time, the "Senior Convertible Credit Agreement"), among Holdings, Van de Kamp's, Inc., a Delaware corporation (the "Borrower"), the Agent and such Lenders.

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, pursuant to the Senior Convertible Credit Agreement, the Lenders severally have agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth in the Senior Convertible Credit Agreement;

     WHEREAS, Holdings has guaranteed all of the obligations of the Borrower under the Senior Convertible Credit Agreement; and

     WHEREAS, it is a condition precedent to the obligations of the Lenders to make their respective Loans to the Borrower that Holdings shall have executed and delivered to the Agent this Agreement.

     NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Senior Convertible Credit Agreement and to induce the Lenders to make their respective Loans to the Borrower, Holdings hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

     1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Senior Convertible Credit Agreement and used herein shall have the meanings given to them in the Senior Convertible Credit Agreement.

     (b)  The following terms shall have the following meanings:

     "Agreement": this Cash Collateral Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

     "Cash Collateral":  the collective reference to:

          (i) all cash, instruments, securities and funds deposited from time to time in the Cash Collateral Account;

          (ii) all investments of funds in the Cash Collateral Account and all instruments and securities evidencing such investments; and
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          (iii)  all interest, dividends, cash, instruments, securities and other property received in respect of, or as proceeds of, or in substitution or exchange for, any of the foregoing.

     "Cash Collateral Account": account no. _________________ established at the office of The Chase Manhattan Bank, N.A., at ____________________, designated "Chase - VDK Holdings, Inc. Cash Collateral Account."

     "Code": the Uniform Commercial Code from time to time in effect in the State of New York.

     "Collateral": the collective reference to the Cash Collateral and the Cash Collateral Account.

     "Obligations": the collective reference to all obligations and liabilities of Holdings to the Agent and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Senior Convertible Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Senior Convertible Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Senior Convertible Credit Agreement, the Notes, this Agreement or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Senior Convertible Credit Agreement or this Agreement or any other Loan Document).

     (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, Holdings hereby grants to the Agent, for the ratable benefit of the Lenders, a security interest in the Collateral.
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     3.  Maintenance of Cash Collateral Account.  (a)  The Cash Collateral
Account shall be maintained until the Obligations have been paid and performed in full.

     (b) The Collateral shall be subject to the exclusive dominion and control of the Agent, which shall hold the Cash Collateral and administer the Cash Collateral Account subject to the terms and conditions of this Agreement. Holdings shall have no right of withdrawal from the Cash Collateral Account nor any other right or power with respect to the Collateral, except as expressly provided herein.

     4. Deposit of Funds. Concurrent with the execution and delivery of this Agreement, Holdings shall deposit in the Cash Collateral Account cash or Cash Equivalents having a value equal to the principal of the Loans and the anticipated differential between the interest rate on the Loans and the earnings on the Cash Collateral for one year.

     5. Representation and Warranty. Holdings represents and warrants to the Agent that this Agreement creates in favor of the Agent a perfected, first priority security interest in the Collateral, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     6.  Covenants.  Holdings covenants and agrees with the Agent that:

     (a) Holdings will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interest created by this Agreement.

     (b) Holdings will maintain the security interest created by this Agreement as a first, perfected security interest and defend the right, title and interest of the Agent and the Lenders in and to the Collateral against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Agent, and at the sole expense of Holdings, Holdings will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, of financing statements under the Uniform Commercial Code.

     7. Investment of Cash Collateral. (a) Subject to the provisions of paragraph 7(b), the Agent will, at the request of Holdings, invest amounts on deposit in the Cash Collateral Account in Cash Equivalents, provided that (i) the Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Agent to be in, or would result in any, violation of any Requirement of Law and (ii) the Agent shall have no obligation to invest amounts on deposit in the Cash Collateral Account if a Default or Event of Default
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shall have occurred and be continuing.  All investments shall be made in the name of the Agent or a nominee of the Agent and in a manner, determined by the Agent in its sole discretion, that preserves the Agent's perfected, first priority security interest in such investments.

     (b) The Agent shall have no obligation to invest collected funds during the first night after their collection.

     (c) The Agent shall have no responsibility to Holdings for any loss or liability arising in respect of such investments of the Cash Collateral (including, without limitation, as a result of the liquidation of any thereof before maturity), except to the extent that such loss or liability arises from the Agent's gross negligence or willful misconduct.

     (d) Holdings shall make additional deposits of cash in the Cash Collateral Account in amounts equal to any losses as a result of the liquidation of any investments before the maturity thereof so that the amount of Cash Collateral is not less than the amount that would have been on deposit had such investments not been liquidated.

     (e) Holdings will pay or reimburse the Agent for any and all costs, expenses and liabilities of the Agent incurred in connection with this Agreement, the maintenance and operation of the Cash Collateral Account and the investment of the Cash Collateral, including, without limitation, any investment, brokerage or placement commissions and fees incurred by the Agent in connection with the investment or reinvestment of Cash Collateral, and any investment charges or other fees of the Agent in connection with maintenance of the Cash Collateral Account.

     8.  Release of Cash Collateral.    The Agent shall promptly release Cash
Collateral to Holdings upon the occurrence of the following events and in amounts determined as follows:

          (i) upon any prepayment of the Loans by Holdings, in an amount equal to such prepayment;

          (ii) upon any cash equity investment made by Holdings in the Borrower solely for the purpose of funding an interest payment by Borrower under the Senior Convertible Credit Agreement as permitted pursuant to subsection 3.1(a) of the Senior Convertible Credit Agreement, in an amount equal to such interest payment;

          (iii) upon any cash equity investment made by Holdings in the Borrower solely for the purpose of funding a prepayment of the Loans by the Borrower as permitted pursuant to subsection 3.1(a) of the Senior Convertible Credit Agreement, in an amount equal to such prepayment; and
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          (iv)  so long as no event described in Section 8(f) of the Senior
     Convertible Credit Agreement has occurred and is continuing with respect to the Borrower, 91 days after repayment in full by the Borrower of all of its obligations under the Senior Convertible Credit Agreement, all amounts remaining in the Cash Collateral Account at such time.

     9. Remedies. (a) Upon the occurrence of a Default or an Event of Default, the Agent may, without notice of any kind, except for notices required by law which may not be waived, apply the Collateral, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Agent, to the payment in whole or in part of the Obligations, in such order as the Agent in its sole discretion may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to Holdings. In addition to the rights, powers and remedies granted to it under this Agreement and in any other agreement securing, evidencing or relating to the Obligations, the Agent shall have all the rights, powers and remedies available at law, including, without limitation, the rights and remedies of a secured party under the Code. To the extent permitted by law, Holdings waives presentment, demand, protest and all notices of any kind and all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder.

     (b) Holdings shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

     10. Agent's Appointment as Attorney-in-Fact. (a) Holdings hereby irrevocably constitutes and appoints the Agent and any officer or agent of the Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Holdings and in the name of Holdings or in the Agent's own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

     (b) Holdings hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in paragraph 10(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
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     11.  Duty of Agent.  The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the Code or otherwise, shall be to comply with the specific duties and responsibilities set forth herein. The powers conferred on the Agent in this Agreement are solely for the protection of the Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Agent or any Lender to exercise any such powers. Neither the Agent nor any Lender nor its or their directors, officers, employees or agents shall be liable for any action lawfully taken or omitted to be taken by any of them under or in connection with the Collateral or this Agreement, except for its or their gross negligence or willful misconduct.

     12. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, Holdings authorizes the Agent to file financing statements with respect to the Collateral without the signature of Holdings in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

     13. Authority of Agent. Holdings acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Lenders, be governed by the Senior Convertible Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and Holdings, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and Holdings shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

     14. Notices. All notices, requests and demands to or upon the Agent or Holdings to be effective shall be made as provided in the Senior Convertible Credit Agreement.

     15. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     16. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Holdings and the Agent, provided that any provision of this Agreement may be waived by the Agent and the Lenders in a letter or agreement executed by the Agent or by facsimile transmission from the Agent.

     (b) Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 16(a)), delay, indulgence, omission or otherwise be deemed to have
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waived any right or remedy hereunder or to have acquiesced in any Default or
Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion.

     (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     17. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     18. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of Holdings and shall inure to the benefit of the Agent and the Lenders and their successors and assigns.

     19. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

     20. Demand for Payment. Notwithstanding anything else to the contrary contained herein, Holdings hereby acknowledges that the Agent and the Lenders shall have the right to first make a demand upon, and proceed against, Holdings and the Collateral in seeking repayment of the Loans before making a demand upon and proceeding against the Borrower.
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     IN WITNESS WHEREOF, Holdings and the Agent have caused this Cash Collateral
Agreement to be duly executed and delivered as of the date first above written.

                                       VDK HOLDINGS, INC.


                                       By: /s/ Jamie B. Ardrey
                                           --------------------------------
                                           Title:  Executive Vice President


                                       THE CHASE MANHATTAN BANK, N.A.,
                                       as Agent


                                       By: /s/ Marian N. Schulman
                                           --------------------------------
                                           Title:  Attorney-in-Fact